E-Sunscience Co., Ltd.
2F., No162, Jingye 1st Rd., Taipei City 10462, Taiwan (R.O.C)
Tel: +886-2-8502-6905 Fax: +886-2-8502-5717
http://www.esunscience.net custom@esunscience.com

Term of Patent License Share Declaration

(only for SEC reference)

This declaration is made and entered into effective as of the 1st day of March 2012, by and between E-Sunscience Co., Ltd., with office at 2F., No. 162, Jingye 1st Rd., Zhongshan District, Taipei City 104, Taiwan, ROC ("E-SUN") and Green Ecology Co., Ltd., with office at P.O. BOX 957., Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands ("GREEN").

E-SUN is in the business of developing technology and manufacturing and patented limited to waste tires, plastics, surface tar and tar pits pyrolysis facilities. Hereby, E-SUN declares to transfer License Share to GREEN in the United States of America, Canada, Mexico and Global for a period of Ten (10) years from the date of disclosure. Detail as following Patent License contents:

1. Grant of Patent License. Subject to the terms and conditions of this License, each Contributor hereby grants to Green Ecology a waste tires, plastics, surface tar and tar pits gradation, worldwide, exclusive, charge, royalty, irrevocable (except as stated in this section) patent license to make, have made, use, offer to sell, sell, import, and otherwise transfer the Work, where such license applies only to those patent claims licensable by such Contributor that are necessarily infringed by their Contribution(s) alone or by combination of their Contribution(s) with the Work to which such Contribution(s) was submitted.

2. Redistribution. Green Ecology may reproduce and distribute copies of the Work or Derivative Works thereof in any medium, with or without modifications, and in Source or Object form, provided that Green Ecology meet the following conditions:

(a) Green Ecology must give any other recipients of the Work or Derivative Works a copy of this License; and

(b) Green Ecology must cause any modified files to carry prominent notices stating that You changed the files; and

(c) Green Ecology must retain, in the Source form of any Derivative Works that Green Ecology distribute, all copyright, patent, trademark, and attribution notices from the Source form of the Work, excluding those notices that do not pertain to any part of the Derivative Works; and

(d) If the Work includes a "NOTICE" text file as part of its distribution, then any Derivative Works that Green Ecology distribute must include a readable copy of the attribution notices contained within such NOTICE file, excluding those notices that do not pertain to any part of the Derivative Works, in at least one of the following places: within a NOTICE text file distributed as part of the Derivative Works; within the Source form or documentation, if provided along with the Derivative Works; or, within a display generated by the Derivative Works, if and wherever such third-party notices normally appear. The contents of the NOTICE file are for informational purposes only and do not modify the License. Green Ecology may add Green Ecology own attribution notices within Derivative Works that Green Ecology distribute, alongside or as an addendum to the NOTICE text from the Work, provided that such additional attribution notices cannot be construed as modifying the License. Green Ecology may add Green Ecology's own copyright statement to Green Ecology 's modifications and may provide additional or different license terms and conditions for use, reproduction, or distribution of Green Ecology's modifications, or for any such Derivative Works as a whole, provided Green Ecology use, reproduction, and distribution of the Work otherwise complies with the conditions stated in this License.

SIGNED BY
On behalf of E-Sunscience Co., Ltd.

Josephine Cheng, General Manager

SIGNED BY
On behalf of Green Ecology Co., Ltd.

Josephine Cheng, General Manager